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                                   EXHIBIT 10.23

                               ACQUISITION AGREEMENT

                                   BY AND BETWEEN

                            BRIGHT FINANCIAL CORPORATION

                                        AND

                        MAXAMERICA FINANCIAL SERVICES, INC.




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                               ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement"), dated as of August _____ 1999, is by and between Bright Financial Corporation ("BRIGHT") Thomas Jarboe ("Jarboe"), an Individual, Kemper Elliot ("Elliot") an individual, and MaxAmerica Financial Services, Inc., a California corporation ("MAXAMERICA"). Jarboe and Elliot will sometimes be referred to collectively as "Shareholders."

                                      RECITALS

     A. Shareholders own 100% of the issued and outstanding capital stock of BRIGHT (the "Bright Shares").

     B. Upon the terms and conditions set forth below, Shareholders desire to sell to MAXAMERICA, and MAXAMERICA is willing to purchase from Shareholders, 60% of the BRIGHT Shares, such that following such transaction, BRIGHT will be a subsidiary of MAXAMERICA.

     C. MAXAMERICA is a wholly owned subsidiary of HomeLife, Inc. a Nevada corporation ("HomeLife").

     D    BRIGHT is doing business as Vintage Funding, Inc and Best Mortgage.
The operations of both dba's shall be included in this acquisition.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                     ARTICLE I
                    SALE AND ISSUANCE OF SHARES AND OTHER TERMS

     1.1 PURCHASE PRICE. The purchase price shall be $600,000, paid for with one-thousand-two-hundred (1,200) shares of Class AAA Preferred Stock of HomeLife, Inc. These shares of Class AAA Preferred Stock shall have a face value of $500 per share and be convertible into one-hundred-twenty-thousand (120,000) shares of the common stock of HomeLife, Inc. after a period of 36 months form the date of issue.

     1.2 GUARANTEE OF VALUE. After conversion of the Class AA Preferred Stock to common stock, HomeLIfe, Inc. will guarantee the value of the common shares at a price of five dollars ($5.00) per share. If the market price per share of HomeLIfe, Inc.'s common stock is less than five dollars ($5.00) per share upon the sale of the stock by Shareholders, HomeLife, Inc. shall promptly issue to Shareholders such additional shares of HomeLife Inc.'s common stock which together with the initial shares shall have an aggregate market value equal to five dollars ($5.00) times the amount of the initial shares.

     1.3 CONVERSION OF PREFERRED STOCK. The value of each share of HomeLife, Inc.'s common stock, for the purposes of conversion as described in paragraphs
1.1 and 1.2, shall be the average of the bid and ask price for the thirty days prior to conversion.

     1.4 ORDERLY SALE OF SHARES. After conversion of Preferred Stock to Common Stock, Shareholders agree that collectively that Shareholders will not sell, transfer, or dispose of more than twenty thousand (15,000) shares of common stock within any 30 day period. Shareholders further agree that Buyer will be first offered such shares for purchase, and in the event that Buyer does not desire to purchase same, will allow Buyer to assist appropriately in the orderly marketing, placement, re-registration, or sale of such stock.

     1.5 CONVEYANCE OF BRIGHT SHARES. At Closing of this Agreement, Shareholders will sell, assign, transfer and convey their respective right, title and interest in 3,000 Bright Shares to MAXAMERICA, and MAXAMERICA shall acquire 3,000 Bright Shares from the Shareholders. These 3,000 Bright Shares represent 60% of the outstanding and issued shares of BRIGHT as of the date of this Agreement.

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     1.6  GUARANTEE OF PROFITS. Shareholders will guarantee that the net profit of BRIGHT will be a minimum of $70,000 per year for the next three years. If the net profit is less than $70,000 per year in any year for the next three years, the purchase price will be reduced and recalculated according to the following formula: ($600,000 / 3 x net profit / $70,000) for each year in which the net profit is less than $70,000.

     1.7 EMPLOYMENT AGREEMENT. MAXAMERICA will enter into employment agreement with Jarboe and Elliot in the form attached hereto as Exhibit "B" ("Employment Agreement").

     1.8 EXCLUSIVE GEOGRAPHICAL RIGHTS. BRIGHT shall the exclusive right of first refusal to underwrite any mortgage loan referred to MAXAMERICA from its franchise operations or any other source in Southern California, defined as the area south of San Luis Obisbo, California. MAXAMERICA and HomeLife, Inc., or any of its subsidiary companies, agree not to purchase a loan brokerage company in Southern California without the express written permission of Shareholders.

     1.9 RIGHT OF FIRST REFUSAL. MAXAMERICA shall be offered the fight of first refusal to purchase any or all of the remaining common stock of BRIGHT if this stock is offered for sale by Shareholders to any third party.

                                     ARTICLE 2

                           REPRESENTATIONS AND WARRANTIES

          2.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS - Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by Shareholders to MAXAMERICA prior to the execution of this Agreement Exhibit "C" (the "BRIGHT Disclosure Schedule"), the Shareholders each represent and warrant to MAXAMERICA, as of the date hereof and as of the Closing, as follows:

          2.1.1 ORGANIZATION. STANDING. POWER. BRIGHT is a corporation duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. BRIGHT is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on BRIGHT. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the entity.

          2.1.2 AUTHORITY. Shareholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Shareholders of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholders, including the approval of the Board of Directors of BRIGHT. This Agreement has been duly executed and delivered by Shareholders and constitutes a valid and binding obligation of the Shareholders enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and
(ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets of BRIGHT or any Shareholder (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to (i) any provision of the organization documents of any Shareholder, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to or Shareholders' respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on Shareholders.

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          2.1.3 CAPITALIZATION OF BRIGHT.

          (a) The authorized equity securities of BRIGHT consists of one-hundred-thousand (100,000) authorized shares and five-thousand (5,000) issued and outstanding shares of BRIGHT common stock The issued and outstanding shares of which are held by the Shareholders in the amounts as specified on the BRIGHT Disclosure Schedule.

          (b) All of the issued and outstanding Bright Shares have been duly and validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom. The Bright Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the BRIGHT Disclosure Schedule and under applicable state and federal securities laws.

          (c) Except as set forth on the BRIGHT Disclosure Schedule, there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by BRIGHT which provide for the purchase, issuance or transfer of any additional shares of the capital stock of BRIGHT nor are there any outstanding securities granted or issued by BRIGHT that are convertible into any shares of the equity securities of BRIGHT, and none is authorized. BRIGHT does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of BRIGHT capital stock on any matter.

          (d) Except as set forth on the BRIGHT Disclosure Schedule, BRIGHT is not a party or subject to any agreement or understanding, and, to the best of BRIGHT's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of BRIGHT.

          (e) Except as set forth on the BRIGHT Disclosure Schedule, BRIGHT has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.1.4 NO DEFAULTS. BRIGHT is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of BRIGHT,
(ii) any judgment, decree or order applicable to BRIGHT, or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which BRIGHT is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on BRIGHT.

          2.1.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with or exemption by (collectively "Consents"), any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to BRIGHT in connection with the execution and delivery of this Agreement or the consummation by BRIGHT of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on BRIGHT or the transactions contemplated by this Agreement.

          2.1.6 FINANCIAL STATEMENTS. BRIGHT has furnished MAXAMERICA with a true and complete copy of its audited financial statements for the period ending December 31, 1998 (the "BRIGHT Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial position of BRIGHT as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of audited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in BRIGHT's accounting policies or the methods of making accounting estimates or changes in estimates that are material to BRIGHT Financial Statements, except as described in the notes thereto. BRIGHT will also provide to MAXAMERICA a HUD (Department of Housing and Urban Development) audit for the period ending December 31, 1998 and December 31, 1997.

          2.1.7 ABSENCE OF UNDISCLOSED LIABILITIES. BRIGHT has no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities that are accrued or reserved against in the BRIGHT Financial

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Statements as of December 31, 1998 or reflected in the notes thereto or (ii)
additional liabilities reserved against since December 31, 1998 that have arisen in the ordinary course of business; are accrued or reserved against on the books and records of BRIGHT; and amount in the aggregate to less than $10,000.

          2.1.8 ABSENCE OF CHANGES. Since December 31, 1998 and until closing of this agreement, BRIGHT has conducted its business in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of BRIGHT or any development or combination of developments of which management of BRIGHT has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on BRIGHT;
(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of BRIGHT; (iv) any increase or change in the compensation or benefits payable or to become payable by BRIGHT to any of its employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of BRIGHT, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for, or with any of its employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights and similar equity based awards; (viii) any resignation or termination of employment of any officer of BRIGHT; and BRIGHT, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by BRIGHT to any person or entity, or guaranty by BRIGHT of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which BRIGHT is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of BRIGHT; (xiii) any waiver or release of any right or claim of BRIGHT, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof-, or (xv) any agreement by BRIGHT to do any of the things described in this Section.

          2.1.9 PATENTS AND TRADEMARKS. BRIGHT has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property"), if any, necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by BRIGHT is listed in the BRIGHT Disclosure Schedule. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is BRIGHT bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. BRIGHT has not received any communications alleging that BRIGHT has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. BRIGHT is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of BRIGHT or that would conflict with BRIGHT's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of BRIGHT's business by the employees of BRIGHT, nor the conduct of BRIGHT's business as proposed, will, to the best of BRIGHT's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. BRIGHT does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by BRIGHT.

          2.1.10 EMPLOYEE BENEFIT PLANS. All employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses or other equity based awards) covering active, former or returned employees of BRIGHT are listed in the BRIGHT Disclosure Schedule.

          2.1.11 OTHER PERSONAL PROPERTY. The books and records of BRIGHT contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies and other tangible personal property owned by, in the possession of, or used by BRIGHT in connection with its business. Except as set forth in the BRIGHT Disclosure Schedule, no personal property used by BRIGHT in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

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          2.1.12 MAJOR CONTRACTS. Except as otherwise disclosed in the BRIGHT
Disclosure Schedule, BRIGHT is not a party or subject to:

          (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by BRIGHT on 30 days' notice or less without penalty or obligations to make payments related to such termination;

          (b) Any joint venture contract, partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

          (c) Any production, distribution, sales, franchise, marketing or license agreement or arrangement by which products or services of BRIGHT are developed, sold or distributed;

          (d) Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

          (e) Any material agreement, contract or commitment that requires the consent of another person for BRIGHT; to enter into or consummate the transactions contemplated by this Agreement;

          (f) Any contract containing covenants purporting to materially limit BRIGHT' freedom to compete in any line of business in any geographic area.

          2.1.13 LEASES IN EFFECT. All real property leases and subleases and any amendments or modifications thereof (each a "Lease" and, collectively, the "Leases") as to which BRIGHT is a party are listed in the BRIGHT Disclosure Schedule and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of BRIGHT, and BRIGHT has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the BRIGHT Disclosure Schedule, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and BRIGHT has not received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination or refusal, would not have a Material Adverse Effect on BRIGHT.

          2.1.14 TAXES. Except as set forth elsewhere in this Agreement or in the BRIGHT; Disclosure.

          (a) All taxes, assessments, fees, penalties, interest and other governmental charges with respect to BRIGHT which have become due and payable as of the date of Closing will be paid in full or adequately reserved against by BRIGHT, and all taxes, assessments, fees, penalties, interest and other governmental charges which have become due and payable subsequent to the date of Closing have been paid in full or adequately reserved against on its books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign and other taxes, fees and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

          (b) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against BRIGHT, nor are there any actions, suits, proceedings, investigations or claims now pending against BRIGHT in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

          (c) There are no liens for taxes upon the assets of BRIGHT except for taxes that are not yet payable. BRIGHT has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and timely paid all such amounts withheld to the proper taxing authority.

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          2.1.15 DISPUTES AND LITIGATION. Except as disclosed in the BRIGHT
Disclosure Schedule, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of BRIGHT, threatened against or affecting BRIGHT or any of its properties, assets or business or to which BRIGHT is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on BRIGHT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BRIGHT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of BRIGHT, there is no investigation pending or threatened against BRIGHT before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity.

          2.1.16 COMPLIANCE WITH LAWS. Except as set forth in the BRIGHT Disclosure Schedule, BRIGHT's business is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on BRIGHT. BRIGHT has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of BRIGHT, and the believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is planned to be conducted. BRIGHT is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. A true and complete list of all such franchises, permits, and licenses held by BRIGHT is set forth in the BRIGHT Disclosure Schedule.

          2.1.17 RELATED PARTY TRANSACTIONS. No employee, officer, or director of BRIGHT or member of his or her immediate family is indebted to BRIGHT, nor is BRIGHT indebted (or committed to make loans or extend or guarantee credit) to any of them except as disclosed in the BRIGHT Disclosure Schedule. To the best of BRIGHT's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which BRIGHT; is affiliated or with which BRIGHT has a business relationship, or any firm or corporation that competes with BRIGHT, except that employees, officers or directors of BRIGHT and members of their immediate families may own stock in publicly traded companies that may compete with BRIGHT. To BRIGHT's knowledge, no member of the immediate family of any officer or director of BRIGHT is directly or indirectly interested in any material contract with BRIGHT.

          2.1.18 INSURANCE. The BRIGHT Disclosure Schedule sets forth a true and complete list of all insurance policies maintained by BRIGHT concerning its business and properties. BRIGHT has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          2.1.19 MINUTE BOOKS. The minute books of BRIGHT provided to MAXAMERICA contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.1.20 DISCLOSURE. No representation or warranty made by BRIGHT in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by BRIGHT or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.1.21 RELIANCE. The foregoing representations and warranties are made by BRIGHT with the knowledge and expectation that MAXAMERICA is placing reliance thereon.

          2.2 REPRESENTATIONS AND WARRANTIES OF MAXAMERICA. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by MAXAMERICA to Shareholders prior to the execution of this Agreement as shown in Exhibit "C" (the "MAXAMERICA Disclosure Schedule"), MAXAMERICA represents and warrants to Shareholders, as of the date hereof and as of the Closing, as follows:

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          2.2.1 ORGANIZATION. STANDING. POWER. MAXAMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. MAXAMERICA is duly qualified and in good standing to do business in each jurisdiction in which it operates.

          2.2.2 AUTHORITY. MAXAMERICA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by MAXAMERICA of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MAXAMERICA, including the approval of the Board of Directors and the stockholders of MAXAMERICA. This Agreement has been duly executed and delivered by MAXAMERICA and constitutes a valid and binding obligation of MAXAMERICA enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation pursuant to (i) any provision of the Articles of Incorporation or Bylaws of MAXAMERICA or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, pen-nit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MAXAMERICA or its properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on MAXAMERICA.

          2.2.3 CAPITALIZATION OF MAXAMERICA.

          (a) The authorized equity securities of MAXAMERICA consists of 1,000,000 shares of MAXAMERICA common stock, par value $.001, of which 10,000 are issued and outstanding as of May 31, 1999.

          (b) All of the issued and outstanding shares of MAXAMERICA capital stock have been duly and validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. The MAXAMERICA Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the MAXAMERICA Disclosure Schedule and under applicable state and federal securities laws.

          (c) Except as set forth on the MAXAMERICA Disclosure Schedule, there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by MAXAMERICA which provide for the purchase, issuance or transfer of any additional shares of the capital stock of MAXAMERICA nor are there any outstanding securities granted or issued by MAXAMERICA that are convertible into any shares of the equity securities of MAXAMERICA, and none is authorized. MAXAMERICA does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of MAXAMERICA capital stock on any matter.

          (d) Except as set forth on the MAXAMERICA Disclosure Schedule, MAXAMERICA is not a party or subject to any agreement or understanding, and, to the best of MAXAMERICA's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of MAXAMERICA.

          (e) Except as set forth on the MAXAMERICA Disclosure Schedule, MAXAMERICA has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.2.4 NO DEFAULTS. MAXAMERICA is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of MAXAMERICA, (ii) any judgment, decree or order applicable to MAXAMERICA, or
(iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which MAXAMERICA is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on MAXAMERICA.

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          2.2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with or exemption by (collectively "Consents"), any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to MAXAMERICA in connection with the execution and delivery of this Agreement or the consummation by MAXAMERICA of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on MAXAMERICA or the transactions contemplated by this Agreement.

          2.2.6 FINANCIAL STATEMENTS. MAXAMERICA has furnished BRIGHT with a true and complete copy of its audited financial statements for the period ending May 30, 1998 (the "MAXAMERICA Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial position of MAXAMERICA as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of audited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in MAXAMERICA's accounting policies or the methods of making accounting estimates or changes in estimates that are material to MAXAMERICA Financial Statements, except as described in the notes thereto.

          2.2.7 ABSENCE OF UNDISCLOSED LIABILITIES. MAXAMERICA has no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities that are accrued or reserved against in the MAXAMERICA Financial Statements as of May 30, 1998, or reflected in the notes thereto or (ii) additional liabilities reserved against since May 30, 1998 that have arisen in the ordinary course of business; are accrued or reserved against on the books and records of MAXAMERICA; and amount in the aggregate to less than $25,000.

          2.2.8 PATENTS AND TRADEMARKS. MAXAMERICA has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by MAXAMERICA is listed in the MAXAMERICA Disclosure Schedule. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is MAXAMERICA bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. MAXAMERICA has not received any communications alleging that MAXAMERICA has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. MAXAMERICA is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of MAXAMERICA or that would conflict with MAXAMERICA's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of MAXAMERICA's business by the employees of MAXAMERICA, nor the conduct of MAXAMERICA's business as proposed, will, to the best of MAXAMERICA's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. MAXAMERICA does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by MAXAMERICA.

          2.2.9 EMPLOYEE BENEFIT PLANS. All employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses or other equity based awards) covering active, former or returned employees of MAXAMERICA are listed in the MAXAMERICA Disclosure Schedule.

          2.2.10 MAJOR CONTRACTS. Except as otherwise disclosed in the MAXAMERICA Disclosure Schedule, MAXAMERICA is not a party or subject to:

          (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by MAXAMERICA on 30 days' notice or less without penalty or obligations to make payments related to such termination;

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          (b) Any joint venture contract, partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

          (c) Any production, distribution, sales, franchise, marketing or license agreement or arrangement by which products or services of MAXAMERICA are developed, sold or distributed;

          (d) Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

          (e) Any material agreement, contract or commitment that requires the consent of another person for MAXAMERICA to enter into or consummate the transactions contemplated by this Agreement;

          (f) Any contract containing covenants purporting to materially limit MAXAMERICA's freedom to compete in any line of business in any geographic area.

          2.2.11 LEASES IN EFFECT . All Leases as to which MAXAMERICA is a party are listed in the MAXAMERICA Disclosure Schedule and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of MAXAMERICA, and MAXAMERICA has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the MAXAMERICA Disclosure Schedule, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and MAXAMERICA has not received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination or refusal, would not have a Material Adverse Effect on MAXAMERICA.

          2.2.12 TAXES. Except as set forth elsewhere in this Agreement or in the MAXAMERICA Disclosure.

          (a) All taxes, assessments, fees, penalties, interest and other governmental charges with respect to MAXAMERICA which have become due and payable as of the date of Closing have been paid in full or adequately reserved against by MAXAMERICA, and all taxes, assessments, fees, penalties, interest and other governmental charges which have become due and payable subsequent to the date of Closing have been paid in full or adequately reserved against on its books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign and other taxes, fees and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

          (b) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against MAXAMERICA, nor are there any actions, suits, proceedings, investigations or claims now pending against MAXAMERICA in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

          (c) There are no liens for taxes upon the assets of MAXAMERICA except for taxes that are not yet payable. MAXAMERICA has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and timely paid all such amounts withheld to the proper taxing authority.

          2.2.13 DISPUTES AND LITIGATION. Except as disclosed in the MAXAMERICA Disclosure Schedule, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of MAXAMERICA, threatened against or affecting MAXAMERICA or any of its properties, assets or business or to which MAXAMERICA is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on MAXAMERICA, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against

MAXAMERICA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of MAXAMERICA, there is no investigation pending or threatened against MAXAMERICA before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity.

          2.2.14 COMPLIANCE WITH LAWS. Except as set forth in the MAXAMERICA Disclosure Schedule, MAXAMERICA's business is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on MAXAMERICA. MAXAMERICA has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of MAXAMERICA, and the believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is planned to be conducted. MAXAMERICA is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. A true and complete list of all such franchises, permits, and licenses held by MAXAMERICA is set forth in the MAXAMERICA Disclosure Schedule.

          2.2.15 INSURANCE. The MAXAMERICA Disclosure Schedule sets forth a true and complete list of all insurance policies maintained by MAXAMERICA concerning its business and properties. MAXAMERICA has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          2.2.16 MINUTE BOOKS. The minute books of MAXAMERICA provided to BRIGHT contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.2.17 DISCLOSURE. No representation or warranty made by MAXAMERICA in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by MAXAMERICA or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.2.18 RELIANCE. The foregoing representations and warranties are made by MAXAMERICA with the knowledge and expectation that MAXAMERICA is placing reliance thereon.

                                     ARTICLE 3
                                CONDITIONS PRECEDENT

     3.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

          (a) NO RESTRAINTS. No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

          (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

     3.2 CONDITIONS TO SHAREHOLDERS' OBLIGATIONS. The respective obligations of the Shareholders shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by the Shareholders:

          (a) REPRESENTATIONS AND WARRANTIES OF MAXAMERICA. The representations and warranties of MAXAMERICA set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on MAXAMERICA or on the benefits of the transactions provided for in this Agreement. Shareholders shall have received a certificate signed on behalf of MAXAMERICA by the chief executive officer and the chief financial officer of MAXAMERICA to such effect on the Closing.

          (b) PERFORMANCE OF OBLIGATIONS OF MAXAMERICA. MAXAMERICA shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on MAXAMERICA or on the benefits of the transactions provided for in this Agreement. Shareholders shall have received a certificate signed on behalf of MAXAMERICA by the chief executive officer of MAXAMERICA to such effect on the Closing.

          (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by BRIGHT for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

          (d) CONSENTS OF OTHER THIRD PARTIES. MAXAMERICA shall have received and delivered to Shareholders all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for MAXAMERICA to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of MAXAMERICA in the manner such business is presently carried on by MAXAMERICA.

          (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through Closing, there shall not have occurred any change, occurrence or circumstance in MAXAMERICA having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Shareholders, Material Adverse Effect on MAXAMERICA.

          (f) FINANCING. The Shareholders shall have obtained a loan sufficient to pay off the existing federal and state tax liabilities of BRIGHT.

     3.3 CONDITIONS TO MAXAMERICA'S OBLIGATIONS. The obligations of MAXAMERICA shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by MAXAMERICA:

          (a) REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. The representations and warranties of Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on Shareholders or on the benefits of the transactions provided for in this Agreement. MAXAMERICA shall have received a certificate signed by or on behalf of Shareholders to such effect on the Closing.

          (b) PERFORMANCE OF OBLIGATIONS OF SHAREHOLDERS. Shareholders shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on Shareholders or on the benefits of the transactions provided for in this Agreement. MAXAMERICA shall have received a certificate signed by or on behalf of Shareholders to such effect on the Closing.

          (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by BRIGHT for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

          (d) CONSENTS OF OTHER THIRD PARTIES. Shareholders shall have received and delivered to MAXAMERICA all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for Shareholders to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of BRIGHT in the manner such business is presently carried on by BRIGHT.

          (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through Closing, there shall not have occurred any change, occurrence or circumstance in BRIGHT; having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of MAXAMERICA, a Material Adverse Effect on BRIGHT.

          (f) NO LIENS. The assets of BRIGHT shall be free and clear from any material liens or encumbrances, except for the liens encumbering certain real property owned by BRIGHT as disclosed in the BRIGHT Disclosure Schedule.

          (g) OPERATION OF BRIGHT. In the thirty (30) days prior to Closing, the operations of BRIGHT shall have generated no net losses.

          (h) EQUITY. BRIGHT shall have equity in its assets and properties, including without limitation, real property and furniture, fixtures and equipment, equal to or greater than $300,000 as reflected in BRIGHT's Financial Statements.

          (i) NO DEBT. BRIGHT shall have no material debt, liabilities or obligations except those that have arisen in the ordinary course of business, or as disclosed in the BRIGHT Disclosure Schedule.

                                     ARTICLE 4
                                     CONVENANTS

     4.1 CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. In the event of termination of this Agreement, each party shall use its best efforts to return to the other party all documents and copies thereof received from the other party that contain information subject to the confidentiality requirements of this Section. Notwithstanding the foregoing, the Shareholders acknowledge and agree that following Closing, MAXAMERICA will be issuing a press release regarding the closing of the transactions contemplated hereunder.

     4.2 FURTHER ASSURANCES. Each party agrees that upon the request of any other they will, from time to time, without further consideration, execute and deliver to such other all such instruments and documents of further assurance or otherwise, wand will do any and all such acts and things as may be reasonable required, to carry out the obligations of such party hereunder and to consummate the transactions contemplate hereby.

                                     ARTICLE 5
                                    THE CLOSING

     5.1 TIME AND PLACE. The purchase and sale of BRIGHT Shares shall take place at the offices of MAXAMERICA, 4100 Newport Place, Suite 730, Newport Beach, CA 92660, on or before September 30, 1999, or at such other time and place as the parties mutually agree upon in writing (which time and place are hereafter referred to as the "Closing").

     5.2  DELIVERIES BY MAXAMERICA. MAXAMERICA shall make the following
Deliveries:

          (a) At Closing, to Shareholders, an Employment Agreement.

          (b) At Closing, to Shareholders, a certificate executed by MAXAMERICA certifying that all MAXAMERICA's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

          (c) At Closing, to Shareholders, certified resolutions of the Board of Directors and shareholders of MAXAMERICA, in form satisfactory to counsel for Shareholders, authorizing the execution and performance of this Agreement; and

     5.3 DELIVERIES BY SHAREHOLDERS. At Closing, Shareholders shall make the following deliveries to MAXAMERICA:

          (a) A certificate or certificates representing the BRIGHT Shares, duly endorsed by Shareholders for transfer or accompanied by an assignment of the BRIGHT Shares duly executed by Shareholders in form reasonably satisfactory to counsel for MAXAMERICA;

          (b) The Employment Agreement, each duly executed by the appropriate Shareholder;

          (c) A certificate executed by Shareholders certifying that the Shareholders' respective representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

          (d) Certified resolutions of the Board of Directors and Shareholders of BRIGHT, in a form satisfactory to counsel for MAXAMERICA, authorizing the execution and performance of this Agreement; and

          (e) The stock books, stock ledgers, minute books, corporate seals, and all other corporate

     5.4 BOARD OF DIRECTORS CONSENT. This Agreement is contingent on the unanimous written consent of HomeLife's Board of Directors to approve this agreement, and consent to the issuing of its common shares to Shareholders under the terms of this Agreement.

                                     ARTICLE 6
                                  INDEMNIFICATION

     6.1  SHAREHOLDERS' INDEMNITY.

          (a) Upon receipt of notice thereof, Shareholders shall, jointly and severally, indemnify, defend, and hold harmless MAXAMERICA from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that MAXAMERICA shall incur or suffer, that arise, result from or relate to (i) any breach of, or failure by Shareholders to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Shareholders under this Agreement, and (ii) the employment of any of BRIGHT' employees, including the employee set forth in the BRIGHT Disclosure Schedule, which is in violation of any law, regulation, or ordinance of any Governmental Entity.

          (b) MAXAMERICA shall notify promptly Shareholders of the existence of any claim, demand or other matter to which Shareholders' indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that MAXAMERICA shall at all times also have the right to fully participate in the defense. If Shareholders, within a reasonable time after this notice, fails to defend, MAXAMERICA shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of the Shareholders, to compromise or settle the claim the claim or other matter on behalf, for the account, and at the risk, of Shareholders.

     6.2  MAXAMERICA'S INDEMNITY.

          (a) Upon receipt of notice thereof, MAXAMERICA shall indemnify, defend, and hold harmless Shareholders from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Shareholders shall incur or suffer, that arise, result from or relate to any breach of, or failure by MAXAMERICA to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by MAXAMERICA under this Agreement.

          (b) Shareholders shall notify promptly MAXAMERICA of the existence of any claim, demand or other matter to which MAXAMERICA's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that Shareholders shall at all times also have the right to fully participate in the defense. If MAXAMERICA, within a reasonable time after this notice, fails to defend, Shareholders shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of MAXAMERICA, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of MAXAMERICA.

                                     ARTICLE 7
                           DEFAULT, AMENDMENT AND WAIVER

     7.1 DEFAULT. Upon a breach or default under this Agreement by any of the parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting party, such defaulting party shall have the right to cure such default within fifteen (15) days after receipt of notice in writing of such breach or default.

     7.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                     ARTICLE 8
                                   MISCELLANEOUS

     8.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

     8.2 NOTICES. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

          TO BRIGHT FINANCIAL CORPORATION:

BRIGHT Financial Corporation
20401 Valley Blvd. Suite 204
Walnut, CA 91789
Attn: Mr. Thomas Jarboe

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

          TO MAXAMERICA:

MAXAMERICA, Inc.
4100 Newport Place, Suite 730
Newport Beach, CA 92660
Attn: Mr. Andrew Cimerman

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

     8.3 ENTIRE AGREEMENT. This Agreement, together with the Schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     8.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     8.5 INCORPORATED BY REFERENCE. The schedules, exhibits and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     8.6 REMEDIES CUMULATIVE. No remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     8.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     8.8 FINDERS' AND RELATED FEES. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     8.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

     8.10 FORUM. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     8.11 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     8.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


BRIGHT FINANCIAL CORPORATION
a California corporation


By ______________________________


Name: ___________________________


Its: ____________________________

SHAREHOLDERS



_________________________________
Thomas Jarboe



_________________________________
Kemper Elliot


MAXAMERICA, INC.
A California Corporation



By ______________________________


Name: ___________________________


Its: ____________________________

                                     EXHIBIT A

                        ACTION BY UNANIMOUS WRITTEN CONSENT

                            OF THE BOARD OF DIRECTORS OF

                                   HOMELIFE, INC.

                                A Nevada Corporation

     The undersigned constituting the entire Board of Director of HOMELIFE, Inc. a Nevada corporation (the "Corporation"), in accordance with code section 78.315 of the Nevada Revised Statutes, without the formality of convening a meeting, do hereby consent to and adopt the following resolutions.

ACQUISITION OF BRIGHT FINANCIAL CORPORATION


     WHEREAS, the President of the Corporation has been in discussions with the principals of BRIGHT Financial Corporation about the purchase of stock in their company in consideration of the common stock of HomeLife, and;

     WHEREAS, the Shareholders of BRIGHT Mortgage Corporation have agreed to sell their shares to MAXAMERICA Financial Services, Inc.

     NOW, THEREFORE IT IS HEREBY RESOLVED, that the President of the Corporation will have the approval of the Board of Directors to sell sufficient shares of the common stock of the Corporation to satisfy the terms of the Acquisition Agreement between BRIGHT Financial Corporation and MAXAMERICA Financial Services dated ______, 1999.

     The undersigned constituting all of the Directors of the Corporations, by affixing their signature below do hereby approve the resolution set forth above.

     IN WITNESS WHEREOF, the undersigned Directors constituting all of the Directors of the Corporation have executed this Unanimous Written Consent in Lieu of Meeting as of this ______ day of August, 1999.




___________________
Andrew Cimerman




____________________
Robert L. Cashman




____________________
Terry A. Lyles




____________________
F. Bryson Farrill

                                   EXHIBIT B

                              EMPLOYMENT AGREEMENT

                                     EXHIBIT C

                             BRIGHT DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of Shareholders set forth in Section 2.1 of this Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute and exception to all other applicable sections of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in this Agreement.

Section        Exception

2.1.1          Organization. Standing. Power.

2.1.2          Authority

2.1.3          Capitalization of BRIGHT

2.1.4          No Defaults

2.1.5          Governmental Consents

2.1.6          Financial Statements

2.1.7          Absence of Undisclosed Liabilities

2.1.8          Absence of Changes

2.1.9          Patents and Trademarks

2.1.10         Employee Benefit Plans

2.1.11         Other Personal Property

2.1.12         Major Contracts

2.1.13         Leases in Effect

2.1.14         Taxes

2.1.15         Disputes and Litigation

2.1.16         Compliance with Laws

2.1.17         Related Party Transactions

2.1.18         Insurance

2.1.19         Minute Books

2.1.20         Disclosure

2.1.21         Reliance

                                     EXHIBIT D

                           MAXAMERICA DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of Shareholders set forth in Section 2.1 of this Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute and exception to all other applicable sections of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in this Agreement.

Section        Exception

2.2.1          Organization. Standing. Power.

2.2.2          Authority

2.2.3          Capitalization of MAXAMERICA

2.2.4          No Defaults

2.2.5          Governmental Consents

2.2.6          Financial Statements

2.2.7          Absence of Undisclosed Liabilities

2.2.8          Patents and Trademarks

2.2.9          Employee Benefit Plans

2.2.10         Major Contracts

2.2.11         Leases in Effect

2.2.12         Taxes

2.2.13         Disputes and Litigation

2.2.14         Compliance with Laws

2.2.15         Insurance

2.2.16         Minute Books

2.2.17         Disclosure

2.2.18         Reliance